Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

MEDIALINK WORLDWIDE INCORPORATED

As of November 8, 2007

ARTICLE I.

Stockholders' Meetings

1. Places of meetings.  All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

2. Annual meetings.  Unless otherwise determined from time to time by the board of directors, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the second Tuesday in the sixth month following the close of the fiscal year of the corporation commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday, and if such day is a legal holiday, then the annual meeting shall be held on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the laws of the State of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article VIII of these By-Laws.

3. Special meetings.  A special meeting of stockholders may be called at any time by order of the board of directors or the executive committee and shall be called by the president or secretary or an assistant secretary at the written request of the holders of a number of shares of stock then outstanding which represent at least 50% of the total number of votes entitled to be cast, stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of the State of Delaware, unless such notice is waived as provided in Article VIII of these By-Laws.

4. Meetings without notice.  Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

5. Voting.  At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article V Section 3 of these By-Laws or if not so determined as prescribed under the laws of the State of Delaware shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.

6. Quorum.  At any stockholders' meeting, a number of shares of stock outstanding and representing a majority of the total number of votes entitled to be cast, present in person or by proxy, shall constitute a quorum, but in the absence of such a quorum a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of the State of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, in which case such express provision shall govern.

7. List of stockholders.  At least ten days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the laws of the State of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

8. Consents in lieu of meeting.  Unless otherwise provided in the Certificate of Incorporation or any amendment thereto or by the laws of the State of Delaware, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware.

9. Notice of Stockholder Business and Nominations.

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 9.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this section, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 90 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder, and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (c) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 120 days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d) Only persons nominated in accordance with the procedures set forth in Section 9 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth herein. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth herein. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by paragraph (b) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(f) For purposes of this provision, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 9. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

10. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

11. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 10 of Article I, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the corporation in accordance with Section 10 of Article I represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relive in such litigation).

12. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 10 of Article I, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 10 of Article I.

ARTICLE II.

Board of Directors

1. Number and qualification. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the whole Board shall be ten (10) or such number as may be fixed from time to time by action of the directors. The number of directors may be increased or decreased by action of the stockholders or of the directors. Directors need not be stockholders.

2. Classified Board of Directors.

(a) At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be classified into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders of the Corporation; the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders of the Corporation; and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders of the Corporation. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the first annual meeting of stockholders. At each annual meeting after the first annual meeting of stockholders of the Corporation, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as if practicable.

(b) Vacancies occurring on the Board of Directors for any reason may be filled by a vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the unexpired portion of the term of the vacancy being filled and until his or her successor shall have been elected and qualified.

3. Powers.  The business and affairs of the corporation shall be carried on by or under the direction of the board of directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these By-Laws.

4. Compensation.  The board of directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or of the executive or other committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.

5. Meetings and quorum.  Meetings of the board of directors may be held either in or outside of the State of Delaware. A quorum shall be a majority of the then authorized number of directors, but not less than two directors unless a board of one director is authorized under the laws of the State of Delaware in which event one director shall constitute a quorum. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the laws of the State of Delaware.

The board of directors elected at any annual stockholders' meeting shall, at the close of that meeting and without further notice if a quorum of directors be then present or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, a secretary and a treasurer, and such other officers as they may deem proper, none of whom except the chairman of the board, if elected, need be members of the board of directors.

The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the request of any director.

Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph at least one day before the meeting unless, in case of exigency, the chairman of the board, the president or the secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the certificate of incorporation, these By-Laws or the board of directors.

6. Chairman of the Board. The board of directors may elect one of its members as the chairman of the board. The chairman of the board, when present, shall preside at all meetings of the stockholders and of the board of directors and, subject to the control and direction of the board of directors, shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.

7. Executive Committee.  The board of directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman.

The board may at any time change the membership of the executive committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management or direction of the business and affairs of the corporation and under these By-Laws to the extent authorized by resolution adopted by a majority of the whole board of directors and subject to such limitations as may be imposed by the laws of the State of Delaware.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

8. Other committees.  The board of directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board.

9. Conference telephone meetings.  Any one or more members of the board or any committee thereof may participate in meetings by means of a conference telephone or similar communication equipment.

10. Action without meetings.  Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting to the extent and in the manner authorized by the laws of the State of Delaware.

ARTICLE III.

Officers

1. Titles and election.  The officers of the corporation shall be the president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual stockholders' meeting, each of whom shall hold office at the pleasure of the board except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal under these By-Laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, to the extent permitted by the laws of the State of Delaware.

The board of directors, in its discretion, may also at any time elect or appoint one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as shall be prescribed or determined from time to time by the board or, if not so prescribed or determined by the board, as the president or the then senior executive officer may prescribe or determine. The board of directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.

2. Duties.  Subject to such extension, limitations, and other provisions as the board of directors or these By-Laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) President.  Subject to the board of directors and the provisions of these By-Laws, the president shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the chairman of the board, if elected, preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or the executive committee shall specify from time to time. The president, the chief executive officer or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

(b) Chief Executive Officer.  Subject to the board of directors and the provisions of these By-Laws, the chief executive officer shall be charged with general supervision of the management and policy of the corporation and shall exercise the powers and authority and perform all of the duties commonly incident to his office and shall perform such other duties as the board of directors or the executive committee shall specify from time to time. In the absence or disability of the president, unless otherwise determined by the board, the chief executive officer shall exercise the powers and perform the duties pertaining to the office of president.

(c) Vice President.  The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the board of directors or by the president if the board does not do so. In the absence or disability of the president and the chief executive officer, the vice presidents in order of seniority may, unless otherwise determined by the board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.

(d) Secretary.  The secretary or in his absence an assistant secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

(e) Treasurer.  The treasurer, subject to the order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the president if the board does not do so. He may endorse for deposit or collection all checks, notes, and similar instruments payable to the corporation or to its order. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation, and together with all of the property of the corporation in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

3. Delegation of authority.  The board of directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4. Compensation.  The compensation of the chairman of the board, if elected, and all officers shall be fixed by the board of directors and the fact that any officer is a director shall not preclude him from receiving compensation. Any director who is an officer shall recuse himself from the board of directors vote upon the resolution fixing his compensation.

ARTICLE IV.

Resignations, Vacancies and Removals

1. Resignations.  Any director or officer may resign at any time by giving written notice thereof to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

2. Vacancies.

(a) Directors.  When the office of any director becomes vacant or unfilled, whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-Laws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the laws of the State of Delaware.

(b) Officers.  The board of directors may at any time or from time to time fill any vacancy among the officers of the corporation.

3. Removals.

(a) Directors.  Directors may be removed from office only for cause.

(b) Officers.  Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

ARTICLE V.

Capital Stock

1. Certificate of stock.  Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed or authorized by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of the State of Delaware. The Board of Directors authorizes the corporation to issue the corporation’s capital stock in book entry form or non-certified shares by registration in the holder’s name in accordance with a direct registration system approved by the Securities and Exchange Commission and by NASDAQ or any securities exchange on which the stock of the corporation may from time to time be traded.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2. Transfer of stock.  Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

3. Record dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date which, in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of the State of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of the State of Delaware.

(b) Subject to Section 10 of Article I of these Bylaws with respect to actions by written consent, if no such record date is fixed by the Board, the record date shall be prescribed by the laws of the State of Delaware.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

4. Lost certificates.  In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.

ARTICLE VI.

Fiscal Year, Bank Deposits, Checks, etc.

1. Fiscal year.  The fiscal year of the corporation shall commence or end at such time as the board of directors may designate.

2. Bank deposits, checks, etc.  The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII.

Books and Records

1. Place of keeping books.  Unless otherwise expressly required by the laws of the State of Delaware, the books and records of the corporation may be kept outside of the State of Delaware.

2. Examination of books.  Except as may otherwise be provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

ARTICLE VIII.

Notices

1. Requirements of notice.  Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2. Waivers.  Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Except as provided by law, presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these By-Laws.

ARTICLE IX.

Seal

The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and the date of its incorporation, and in the center of which shall be inscribed “Corporate Seal, Delaware.”

ARTICLE X.

Powers of Attorney

The board of directors or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders' meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE XI.

Indemnification of Directors and Officers

(a) Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

(b) Right to Advancement of Expenses.  The right to indemnification conferred upon directors and officers in paragraph (a) of this Section shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), shall be made only upon delivery to the corporation of an undertaking (hereinafter, an "undertaking") by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to the advancement of expenses (including attorneys' fees), to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to advancement of expenses to directors and officers of the corporation.

(c) Right of Indemnitee to Bring Suit.  The rights to indemnification and to the advancement of expenses (including attorneys' fees) conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d) Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE XII.

Amendments

These By-Laws may be amended or repealed either:

(a) at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article I Sections 5 and 6 of these By-Laws, or

(b) at any meeting of the board of directors by a majority vote of the directors then in office; provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.